UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 27, 2009

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2009, at the 2009 Annual Meeting of Shareholders of The Boeing Company (the “Company”), the Company’s shareholders approved the amendment of the Company’s 2003 Incentive Stock Plan (the “2003 Plan”), increasing the number of shares available for issuance under the 2003 Plan by 20 million shares, to 80 million shares. The Company’s shareholders also re-approved the performance measures for certain performance-based awards under the 2003 Plan. The Company’s Board of Directors, on the recommendation of its Compensation Committee and subject to shareholder approval, initially adopted the amendment to the 2003 Plan effective as of February 23, 2009. The foregoing summary of the changes in the 2003 Plan is qualified by reference to the full text of the 2003 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	The Boeing Company 2003 Incentive Stock Plan (as Amended and Restated Effective February 23, 2009) (incorporated by reference to Appendix A to the definitive proxy statement filed by the Company on March 13, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Corporate Secretary and Assistant General Counsel

Dated: April 30, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	The Boeing Company 2003 Incentive Stock Plan (as Amended and Restated Effective February 23, 2009) (incorporated by reference to Appendix A to the definitive proxy statement filed by the Company on March 13, 2009).